Exhibit 99.4

GATEWAY FINANCIAL HOLDINGS OF FLORIDA, INC. AND SUBSIDIARIES

INDEX TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Condensed Consolidated Balance Sheet, September 30, 2016 (Unaudited)	2

Condensed Consolidated Statements of Earnings for the Nine-Month Periods Ended September 30, 2016 and 2015 (Unaudited)	3

Condensed Consolidated Statements of Comprehensive Income for the Nine-Month Periods Ended September 30, 2016 and 2015 (Unaudited)	4

Condensed Consolidated Statements of Stockholders' Equity for the Nine-Month Periods Ended September 30, 2016 and 2015 (Unaudited)	5-6

Condensed Consolidated Statements of Cash Flows for the Nine-Month Periods Ended September 30, 2016 and 2015 (Unaudited)	7-8

Notes to Condensed Consolidated Financial Statements, September 30, 2016 and the Nine-Month Periods Ended September 30, 2016 and 2015 (Unaudited)	9-29

GATEWAY FINANCIAL HOLDINGS OF FLORIDA, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

($ in thousands, except share amounts)

	At September 30,	At December 31,
	2016	2015
	(Unaudited)
Assets
Cash and due from banks	$15,391	7,884
Interest-bearing deposits	30,697	10,806
Total cash and cash equivalents	46,088	18,690
Interest-bearing time deposits	24,538	29,995
Securities available for sale	220,030	182,811
Securities held to maturity	-	19,498
Loans, net of allowance for loan losses of $7,227 and $5,774	535,325	470,259
Premises and equipment, net	23,875	24,188
Foreclosed real estate	1,781	881
Federal Home Loan Bank stock	3,583	1,970
Accrued interest receivable	2,378	2,604
Deferred income taxes	5,061	7,149
Bank-owned life insurance	15,262	15,031
Other assets	1,781	1,689
Total assets	$879,702	774,765
Liabilities and Stockholders' Equity
Liabilities:
Noninterest-bearing demand deposits	180,783	141,823
Savings, NOW and money-market deposits	399,594	342,772
Time deposits	140,888	177,209
Total deposits	721,265	661,804
Federal Home Loan Bank advances	67,750	30,500
Official checks	1,119	1,065
Accrued interest payable and other liabilities	4,543	3,227
Total liabilities	794,677	696,596
Stockholders' equity:
Preferred stock, $5 par value; 3,855,000 shares authorized, none issued and outstanding	-	-
Nonvoting Class A preferred stock, $5 par value; no liquidation value, 1,125,000 shares authorized, 919,236 shares issued and outstanding	4,596	4,596
Nonvoting Class B perpetual preferred stock, $5 par value; $1,000 liquidation value, 20,000 shares authorized, 2,596 shares issued and outstanding	12	12
Common stock, $5 par value; 50,000,000 shares authorized, 5,443,839 shares issued and outstanding	27,219	27,219
Additional paid-in capital	40,474	40,439
Retained earnings	10,986	7,104
Accumulated other comprehensive income (loss)	1,738	(1,201)
Total stockholders' equity	85,025	78,169
Total liabilities and stockholders' equity	$879,702	774,765

See Accompanying Notes to Condensed Consolidated Financial Statements.

GATEWAY FINANCIAL HOLDINGS OF FLORIDA, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Earnings (Unaudited)

(In thousands)

	Nine Months Ended
	September 30,
	2016	2015
Interest income:
Loans	$17,650	14,488
Investment securities	3,549	3,598
Other	884	881
Total interest income	22,083	18,967
Interest expense:
Deposits	2,469	2,259
Other borrowings	604	533
Total interest expense	3,073	2,792
Net interest income	19,010	16,175
Provision (credit) for loan losses	434	(222)
Net interest income after provision (credit) for loan losses	18,576	16,397
Noninterest income:
Service charges on deposit accounts	736	708
Mortgage banking fees	29	39
Gain on sale of securities available for sale	786	2,122
Gain on sale of loans	522	324
Loss on sale of premises and equipment	-	(369)
Unrealized and realized change in fair value of time deposits	-	(2,061)
Unrealized and realized change in fair value on loans	(1)	-
Other	659	764
Total noninterest income	2,731	1,527
Noninterest expenses:
Salaries and employee benefits	8,768	7,647
Occupancy and equipment	1,636	1,805
Data processing	1,224	1,047
Advertising	247	204
Professional fees	345	285
Stationary and supplies	153	151
Deposit insurance	342	332
Foreclosed real estate	31	268
Other	2,326	2,491
Total noninterest expenses	15,072	14,230
Earnings before income tax expense	6,235	3,694
Income taxes	1,747	595
Net earnings	4,488	3,099
Class B preferred stock dividends paid	97	154
Net earnings applicable to common stockholders	$4,391	2,945
Earnings per share:
Basic	$0.69	0.46
Diluted	$0.67	0.45

See Accompanying Notes to Condensed Consolidated Financial Statements.

GATEWAY FINANCIAL HOLDINGS OF FLORIDA, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Comprehensive Income (Unaudited)

(In thousands)

	Nine Months Ended
	September 30,
	2016	2015
Net earnings	$4,488	3,099
Other comprehensive income (loss):
Change in unrealized gain (loss) on investments:
Unrealized gain (loss) arising during the year	5,581	(2,923)
Reclassification adjustment for realized gains	(786)	2,122
Net unrealized change on investments	4,795	(801)
Amortization of unrealized loss on securities transferred to held to maturity	4	34
Net change in fair value of derivative instrument	(85)	(30)
Total other comprehensive income (loss) before taxes	4,714	(797)
Deferred income taxes on above change	(1,775)	254
Total other comprehensive income (loss)	2,939	(543)
Comprehensive income	$7,427	2,556

See Accompanying Notes to Condensed Consolidated Financial Statements.

GATEWAY FINANCIAL HOLDINGS OF FLORIDA, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Stockholders' Equity

Nine Months Ended September 30, 2016 and 2015

($ in thousands)

									Accumulated
			Class B					(Accumulated	Other
	Class A		Perpetual				Additional	Deficit)	Comprehensive	Total
	Preferred Stock		Preferred Stock		Common Stock		Paid-In	Retained	Income	Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Earnings	(Loss)	Total
Balance at December 31, 2014	919,236	$4,596	4,096	$20	5,443,839	$27,219	41,817	3,192	(434)	76,410
Net earnings (unaudited)	-	-	-	-	-	-	-	3,099	-	3,099
Net change in unrealized loss on securities available for sale (unaudited)	-	-	-	-	-	-	-	-	(513)	(513)
Net amortization of unrealized losses on securities transferred to held to maturity (unaudited)	-	-	-	-	-	-	-	-	34	34
Net change in unrealized loss on derivative instrument (unaudited)	-	-	-	-	-	-	-	-	(64)	(64)
Repurchase of preferred stock, net (unaudited)	-	-	(1,500)	(8)	-	-	(1,492)	-	-	(1,500)
Stock-based compensation (unaudited)	-	-	-	-	-	-	53	-	-	53
Dividends paid on common and preferred stock (unaudited)	-	-	-	-	-	-	-	(661)	-	(661)
Balance at September 30, 2015 (unaudited)	919,236	$4,596	2,596	$12	5,443,839	$27,219	40,378	5,630	(977)	76,858

(continued)

GATEWAY FINANCIAL HOLDINGS OF FLORIDA, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Stockholders' Equity, Continued

Nine Months Ended September 30, 2016 and 2015

($ in thousands)

									Accumulated
			Class B						Other
	Class A		Perpetual				Additional		Comprehensive	Total
	Preferred Stock		Preferred Stock		Common Stock		Paid-In	Retained	Income	Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Earnings	(Loss)	Total
Balance at December 31, 2015	919,236	$4,596	2,596	$12	5,443,839	$27,219	40,439	7,104	(1,201)	78,169
Net earnings (unaudited)	-	-	-	-	-	-	-	4,488	-	4,488
Net change in unrealized loss on securities available for sale (unaudited)	-	-	-	-	-	-	-	-	2,988	2,988
Net amortization of unrealized losses on securities transferred to held to maturity (unaudited)	-	-	-	-	-	-	-	-	4	4
Net change in unrealized loss on derivative instrument (unaudited)	-	-	-	-	-		-	-	(53)	(53)
Stock-based compensation (unaudited)	-	-	-	-	-	-	35	-	-	35
Dividends paid on common and preferred stock (unaudited)	-	-	-	-	-	-	-	(606)	-	(606)
Balance at September 30, 2016 (unaudited)	919,236	$4,596	2,596	$12	5,443,839	$27,219	40,474	10,986	1,738	85,025

See Accompanying Notes to Condensed Consolidated Financial Statements.

GATEWAY FINANCIAL HOLDINGS OF FLORIDA, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows (Unaudited)

(In thousands)

	Nine Months Ended
	September 30,
	2016	2015
Cash flows from operating activities:
Net earnings	$4,488	3,099
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	449	498
Loss on sale of premises and equipment	-	369
Provision (credit) for loan losses	434	(222)
Net amortization of premiums and discounts on securities	5,234	1,034
Net amortization of deferred loan fees and costs	128	93
Deferred income taxes	313	(218)
Stock-based compensation	35	53
Unrealized and realized change in fair value on time deposits	-	2,061
Unrealized change in fair value of loans	(38)	6
Gain on sale of loans	(522)	(324)
Originations of loans held for sale	(5,030)	(2,311)
Proceeds from sale of loans	5,552	2,635
Gain on sale of foreclosed real estate	-	(1)
Write-down on foreclosed real estate	-	203
Gain on sale of securities	(786)	(2,122)
Decrease in accrued interest receivable	226	435
(Increase) decrease in other assets	(177)	223
Net earnings on bank-owned life insurance	(231)	(328)
Decrease in official checks	54	94
Increase in accrued interest payable and other liabilities	1,316	921
Net cash provided by operating activities	11,445	6,198
Cash flows from investing activities:
Purchase of securities	(84,164)	(57,416)
Principal repayments, maturities and calls of securities	14,644	3,237
Proceeds from sale of securities	52,150	89,530
Net increase in loans	(66,490)	(59,890)
Net purchase of premises and equipment, net	(136)	(104)
(Purchase) redemption of Federal Home Loan Bank stock	(1,613)	353
Decrease in interest-bearing time deposits	5,457	3,085
Proceeds from sale of foreclosed real estate	-	148
Net cash used in investing activities	(80,152)	(21,057)
Cash flows from financing activities:
Net increase in deposits	59,461	48,577
Decrease in federal funds purchased	-	(512)
Repurchase of Class B preferred stock	-	(1,500)
Dividends paid	(606)	(661)
Increase (decrease) in Federal Home Loan Bank advances	37,250	(6,500)
Net cash provided by financing activities	96,105	39,404
Net increase in cash and cash equivalents	27,398	24,545
Cash and cash equivalents at beginning of period	18,690	7,909
Cash and cash equivalents at end of period	$46,088	32,454

(continued)

GATEWAY FINANCIAL HOLDINGS OF FLORIDA, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows (Unaudited), Continued

(In thousands)

	Nine Months Ended
	September 30,
	2016	2015
Supplemental disclosure of cash flow information:
Cash paid (received) during the period for:
Interest	$2,733	3,084
Income taxes	$1,430	810
Noncash transactions:
Accumulated other comprehensive loss:
Net change in unrealized loss on securities available for sale, net of income taxes	$2,988	(513)
Amortization of unrealized losses on securities transferred to held to maturity, net of income taxes	$4	34
Net change in unrealized loss on derivative instrument, net of income taxes	$(53)	(64)
Transfer of loans to foreclosed real estate	$900	330
Transfer of securities held to maturity to available for sale	$18,725	-

See Accompanying Notes to Condensed Consolidated Financial Statements.

GATEWAY FINANCIAL HOLDINGS OF FLORIDA, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements (Unaudited)

At September 30, 2016 and the Nine-Month Periods Ended September 30, 2016 and 2015

(1) Summary of Significant Accounting Policies

General.  Gateway Financial Holdings of Florida, Inc. (the "Holding Company") owns 100% of the outstanding common stock of Gateway Bank of Florida ("GBFL"), Gateway Bank of Central Florida ("GBCFL") and Gateway Bank of Southwest Florida ("GBSWFL") (collectively, the "Banks"), and Gateway Asset Holdings ("GAH") (collectively the "Company"). The Holding Company's only business activities are the operation of the Banks and GAH.  The Banks are state (Florida) chartered commercial banks.  The deposits of the Banks are insured up to applicable limits by the Federal Deposit Insurance Corporation ("FDIC").

On November 30, 2016, the Company and CenterState Banks, Inc. ("CenterState") agreed to merge the two companies for a total consideration of $142.5 million. Under the merger agreement, the Company agreed to merge with and into CenterState Bank of Florida, N.A. ("CSB"), a Florida national-chartered bank and wholly-owned subsidiary of CenterState, with CSB as the surviving bank in the merger. Subject to the terms of the merger agreement, the Company's shareholders received 0.95 shares of CenterState's common stock or $18.00 in cash for each share of common stock they held. In the opinion of management, the transaction represents a strategic and financially attractive combination of both companies' shareholders with significant earnings accretion and accelerated profitability. The merger is expected to be completed in the second quarter of 2017 and is pending regulator and shareholder approval.

GBFL offers a variety of community banking services to individual and corporate customers through its three banking offices located in Daytona Beach, Port Orange and Ormond Beach, Florida.

GBCFL offers a variety of community banking services to individual and corporate customers through its three banking offices located in Ocala, Alachua and Gainesville, Florida.

GBSWFL offers a variety of community banking services to individual and corporate customers through its three banking offices located in Sarasota and Bradenton, Florida.

GAH is a nonbank subsidiary formed to hold foreclosed real estate and other assets of the Holding Company and the Banks.

In the opinion of management, the accompanying condensed consolidated financial statements of the Company contain all adjustments (consisting principally of normal recurring accruals) necessary to present fairly the financial position at September 30, 2016, and the results of operations for the nine month periods ended September 30, 2016 and 2015. The results of operations for the nine months ended September 30, 2016, respectively, are not necessarily indicative of the results to be expected for the full year.

(continued)

GATEWAY FINANCIAL HOLDINGS OF FLORIDA, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements (Unaudited), Continued

(1) Summary of Significant Accounting Policies, Continued

Stock-Based Compensation Plans. The Company recognizes the fair value of stock-based compensation in salaries and employee benefits for officers and employees and in other expense for directors in the consolidated statements of earnings on a straight-line basis over the vesting term.

Comprehensive Income. GAAP requires that recognized revenue, expenses, gains and losses be included in earnings.  Although certain changes in assets and liabilities, such as unrealized gains and losses on available-for-sale securities, are reported as a separate component of the equity section of the consolidated balance sheet, such items, along with net earnings, are components of comprehensive income.

Accumulated other comprehensive loss consists of the following (in thousands):

	At September 30,
	2016	2015
Unrealized gain on securities available for sale	$3,529	252
Unamortized portion of unrealized loss related to securities available for sale transferred to securities held to maturity	-	(1,189)
Unrealized loss on fair value of derivative instrument	(742)	(555)
Gross unrealized amount	2,787	(1,492)
Income taxes	(1,049)	515
Net unrealized amount	$1,738	(977)

Recent Pronouncements. In January 2016, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") 2016-01, Financial Instruments-Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities, which is intended to enhance the reporting model for financial instruments to provide users of financial statements with more decision-useful information.  The ASU requires equity investments to be measured at fair value with changes in fair values recognized in net earnings, simplifies the impairment assessment of equity investments without readily determinable fair values by requiring a qualitative assessment to identify impairment and eliminates the requirement to disclose fair values, the methods and significate assumptions used to estimate the fair value of financial instruments measured at amortized cost.  The ASU also clarifies that the Company should evaluate the need for a valuation allowance on a deferred tax asset related to available-for-sale debt securities in combination with the Company's other deferred tax assets.  These amendments are effective for the Company beginning January 1, 2018.  The adoption of this guidance is not expected to have a material impact on the Company's consolidated financial statements.

(continued)

GATEWAY FINANCIAL HOLDINGS OF FLORIDA, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements (Unaudited), Continued

(1) Summary of Significant Accounting Policies, Continued

Recent Pronouncements, Continued.  In February 2016, the FASB issued ASU 2016-2, Leases (Topic 842) which will require lessees to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases with term of more than twelve months. Consistent with current GAAP, the recognition, measurement, and presentation of expenses and cash flows arising from a lease by a lessee primarily will depend on its classification as a finance or operating lease.  The new ASU will require both types of leases to be recognized on the balance sheet.  The ASU also will require disclosures to help investors and other financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases. These disclosures include qualitative and quantitative requirements, providing additional information about the amounts recorded in the financial statements.  The ASU is effective for fiscal years beginning after December 15, 2019 and for interim periods within fiscal years beginning after December 15, 2020.  The Company is in the process of determining the effect of the ASU on its consolidated balance sheets and statements of earnings. Early application will be permitted for all organizations.

In June 2016, FASB issued ASU No. 2016-13 Financial Instruments-Credit Losses (Topic 326).  The ASU improves financial reporting by requiring timelier recording of credit losses on loans and other financial instruments held by the Company. The ASU requires the Company to measure all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. Many of the loss estimation techniques applied today will still be permitted, although the inputs to those techniques will change to reflect the full amount of expected credit losses. The Company will continue to use judgment to determine which loss estimation method is appropriate for their circumstances. The ASU requires enhanced disclosures to help investors and other financial statement users better understand significant estimates and judgments used in estimating credit losses, as well as the credit quality and underwriting standards of an organization's portfolio. These disclosures include qualitative and quantitative requirements that provide additional information about the amounts recorded in the financial statements. Additionally, the ASU amends the accounting for credit losses on available-for-sale debt securities and purchased financial assets with credit deterioration. The ASU will take effect for fiscal years, within those fiscal years, beginning after December 15, 2020, and interim periods within fiscal years beginning after December 15, 2021. The Company is in the process of determining the effect of the ASU on its consolidated balance sheets and statements of earnings. Early application will be permitted for all organizations.

(continued)

GATEWAY FINANCIAL HOLDINGS OF FLORIDA, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements (Unaudited), Continued

(2) Securities

Securities have been classified according to management's intention. The following is a summary of securities available for sale and held to maturity (in thousands):

		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
At September 30, 2016:
Available for Sale:
U.S. Government agency mortgage-backed securities	$125,238	783	(81)	125,940
Other mortgage-backed securities	12,689	-	(149)	12,540
Municipal securities	67,871	2,828	(118)	70,581
Corporate bonds	3,042	56	(32)	3,066
U.S. Government agencies	7,661	242	-	7,903
	$216,501	3,909	(380)	220,030
At December 31, 2015:
Available for Sale:
U.S. Government agency mortgage-backed securities	107,630	314	(1,060)	106,884
Municipal securities	63,753	1,003	(274)	64,482
Corporate bonds	3,036	-	(57)	2,979
U.S. Government agencies	8,483	22	(39)	8,466
	$182,902	1,339	(1,430)	182,811
Held to Maturity-
Municipal securities	$19,498	1,734	-	21,232

On February 29, 2016, securities held to maturity with a fair value of $18.7 million were transferred to securities available for sale. GBSWFL cannot classify any securities as held to maturity until after February 2018.

Securities with a carrying value of $68,666,000 and $58,198,000 at September 30, 2016 and December 31, 2015, respectively, were pledged to secure Federal Home Loan Bank ("FHLB") advances, other borrowings, deposits and public funds.

The scheduled maturities of securities at September 30, 2016 are as follows (in thousands):

	Available for Sale
	Amortized	Fair
	Cost	Value
Due from one to five years	$5,511	5,628
Due from five to ten years	9,379	9,769
Due greater than ten years	63,684	66,153
Other mortgage-backed securities	12,689	12,540
U.S. Government agency mortgage-backed securities	125,238	125,940
	$216,501	220,030

(continued)

GATEWAY FINANCIAL HOLDINGS OF FLORIDA, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements (Unaudited), Continued

(2) Securities, Continued

Securities sold are summarized as follows (in thousands):

	Nine Months Ended
	September 30,
	2016	2015
Proceeds received from sales	$52,150	89,530
Gross gains	838	2,362
Gross losses	(52)	(240)
Net gains	$786	2,122

Securities with gross unrealized losses aggregated by investment category and length of time that individual securities have been in a continuous loss position, is as follows (in thousands):

	Less Than Twelve Months		Over Twelve Months
	Gross		Gross
	Unrealized	Fair	Unrealized	Fair
	Losses	Value	Losses	Value
At September 30, 2016:
Securities Available for Sale:
U.S. Government agency
mortgage-backed securities	$(81)	16,695	-	-
Other mortgage-backed securities	(149)	12,540	-	-
Municipal securities	(118)	10,805	-	-
Corporate bonds	-	-	(32)	968
	$(348)	40,040	(32)	968
At December 31, 2015:
Securities Available for Sale:
U.S. Government agency
mortgage-backed securities	(1,036)	75,646	(24)	978
Municipal securities	(86)	12,756	(188)	7,120
Corporate bonds	(56)	1,945	(1)	1,034
U.S. Government agencies	(39)	1,000	-	-
	$(1,217)	91,347	(213)	9,132

(continued)

GATEWAY FINANCIAL HOLDINGS OF FLORIDA, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements (Unaudited), Continued

(2) Securities, Continued

At September 30, 2016, the unrealized losses on twenty-seven investment securities available for sale were caused by interest rate changes. It is expected that the securities would not be settled at a price less than the par value of the investments.  Because the decline in fair value is attributable to changes in interest rates and not credit quality, and because the Company has the ability and intent to hold these investments until a market price recovery or maturity, these investments are not considered other-than-temporarily impaired.

(3) Loans

The three loan portfolio segments and five portfolio classes are as follows (in thousands):

	At September 30,	At December 31,
	2016	2015
	(Unaudited)
Nonresidential real estate:
Commercial real estate	$333,720	284,375
Construction and land	39,763	39,688
Commercial and industrial	57,457	55,098
Consumer:
Residential real estate	71,342	60,462
Home equity and other	39,520	36,031
Total loans	541,802	475,654
Deduct:
Allowance for loan losses	(7,227)	(5,774)
Net deferred loan costs	750	379
Loans, net	$535,325	470,259

The Company has divided the loan portfolio into three portfolio segments, each with different risk characteristics and methodologies for assessing risk. All loans are underwritten based upon standards set forth in the policies approved by the Company's board of directors. The portfolio segments identified by the Company as follows:

Nonresidential Real Estate. Nonresidential real estate loans are typically divided into two classes: Commercial real estate, and Construction and Land. Commercial real estate loans consist of loans to finance real estate purchases, refinancings, expansions and improvements to commercial properties. These loans are secured by first or second liens on office buildings, apartments, farms, retail and mixed-use properties, churches, warehouses and restaurants located within the market area. The Company's underwriting analysis includes credit verification, independent appraisals, a review of the borrower's financial condition, and a detailed analysis of the borrower's underlying cash flows. Commercial real estate loans are larger than residential loans and involve greater credit risk. The repayment of these loans largely depends on the results of operations and management of these properties. Adverse economic conditions also affect the repayment ability to a greater extent than residential real estate loans.

(continued)

GATEWAY FINANCIAL HOLDINGS OF FLORIDA, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements (Unaudited), Continued

(3) Loans, Continued

Construction loans consist of loans to individuals for the construction of their primary residences and, to a limited extent, loans to builders and commercial borrowers. The Company's underwriting analysis includes credit verification, independent appraisals, a review of the borrower's financial condition, and a detailed analysis of the borrower's underlying cash flows. To the extent construction loans are not made to owner-occupants of single-family homes, they are more vulnerable to changes in economic conditions. Further, the nature of these loans is such that they are more difficult to evaluate and monitor. The risk of loss on a construction loan is dependent largely upon the accuracy of the initial estimated costs (including interest) of the project.

Commercial and Industrial. Commercial and industrial loans consist of loans to small- and medium-sized companies in the Company's market area. Commercial and industrial loans are generally used for working capital purposes or for acquiring equipment, inventory or furniture. Primarily all of the Company's commercial and industrial loans are secured loans, although a small amount is unsecured. The Company's underwriting analysis consists of a review of the financial statements of the borrower, the lending history of the borrower, the debt service capabilities of the borrower, the projected cash flows of the business, the value of the collateral, if any, and whether the loan is guaranteed by the principals of the borrower. These loans are generally secured by accounts receivable, inventory and equipment. Commercial and industrial loans are typically made on the basis of the borrower's ability to make repayment from the cash flow of the borrower's business, which makes them of higher risk than residential loans and the collateral securing loans may be difficult to appraise and may fluctuate in value based on the success of the business.  The Company seeks to minimize these risks through its underwriting standards.

Consumer. Consumer loans are typically divided into two classes: residential real estate and home equity and other.  The Company originates adjustable-rate and fixed-rate, residential real estate loans for purchase or refinancing of a mortgage. The Company's underwriting analysis includes credit verification, independent appraisals, a review of the borrower's financial condition, and a detailed analysis of the borrower's underlying cash flows. The majority of these loans are collateralized by owner-occupied properties located in the Company's market area. Home equity loans and other loans consist of both variable- and fixed-rate mortgage liens secured by a borrower's primary residence. These loans are underwritten based on a borrower's past credit history, present and future cash flow projections and the overall ability to service household debt repayments based on prescribed debt to income ratios. The risk inherent with this type of lending is economic conditions affecting the borrower's future employment or their spouse's loss of job affecting their ability to continue servicing debt repayments.

(continued)

GATEWAY FINANCIAL HOLDINGS OF FLORIDA, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements (Unaudited), Continued

(3) Loans, Continued

The Company grants the majority of its loans to borrowers throughout Volusia, Sarasota, Manatee, Alachua and Marion Counties, Florida ("Market Area").  Although the Company has a diversified loan portfolio, a significant portion of its borrowers' ability to honor their contracts is dependent upon the economy and real estate market in the Market Area.

An analysis of the change in the allowance for loan losses follows (in thousands):

	Nonresidential	Commercial
	Real	and
	Estate	Industrial	Consumer	Total
Nine Months Ended September 30, 2016:
Beginning balance	$4,118	532	1,124	5,774
Provision for loan losses	155	143	136	434
Charge-offs	(156)	-	(90)	(246)
Recoveries	1,236	9	20	1,265
Ending balance	$5,353	684	1,190	7,227

Nine Months Ended September 30, 2015:
Beginning balance	4,136	782	1,430	6,348
Provision (credit) for loan losses	393	(248)	(367)	(222)
Charge-offs	(451)	(100)	(61)	(612)
Recoveries	2	12	35	49
Ending balance	$4,080	446	1,037	5,563

At September 30, 2016:
Individually evaluated for impairment:
Recorded investment	$5,157	319	255	5,731
Balance in allowance for loan losses	$87	46	96	229
Collectively evaluated for impairment:
Recorded investment	$368,326	57,138	110,607	536,071
Balance in allowance for loan losses	$5,266	638	1,094	6,998

At December 31, 2015:
Individually evaluated for impairment:
Recorded investment	$10,032	595	349	10,976
Balance in allowance for loan losses	$328	55	192	575
Collectively evaluated for impairment:
Recorded investment	$314,031	54,503	96,144	464,678
Balance in allowance for loan losses	$3,790	477	932	5,199

(continued)

GATEWAY FINANCIAL HOLDINGS OF FLORIDA, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements (Unaudited), Continued

(3) Loans, Continued

The following summarizes the loan credit quality (in thousands):

					Home
	Commercial	Construction	Commercial	Residential	Equity
	Real	and	and	Real	and
	Estate	Land	Industrial	Estate	Other	Total
Credit Risk Profile by Internally Assigned Grade:
At September 30, 2016:
Grade:
Pass	$327,447	39,763	57,138	71,342	39,265	534,955
Watch/Special Mention	4,266	-	-	-	-	4,266
Substandard	2,007	-	319	-	255	2,581
Doubtful	-	-	-	-	-	-
Loss	-	-	-	-	-	-
Total	$333,720	39,763	57,457	71,342	39,520	541,802
At December 31, 2015:
Grade:
Pass	266,958	37,245	52,944	59,293	33,900	450,340
Watch/Special Mention	14,113	2,393	1,678	1,169	1,781	21,134
Substandard	3,304	50	476	-	350	4,180
Doubtful	-	-	-	-	-	-
Loss	-	-	-	-	-	-
Total	$284,375	39,688	55,098	60,462	36,031	475,654

The Company categorizes loans into risk categories based on relevant information about the ability of borrowers to service their debt such as: current financial information, historical payment experience, credit documentation, public information, and current economic trends, among other factors. The Company analyzes loans individually by classifying the loans as to credit risk. This analysis includes loans with an outstanding balance greater than $300,000 and nonhomogeneous loans, such as commercial and commercial real estate loans. This analysis is performed on at least an annual basis. The Company uses the following definitions for risk ratings:

Pass – A Pass loan's primary source of loan repayment is satisfactory, with secondary sources very likely to be realized if necessary.

Watch/Special Mention – A Watch/Special Mention loan has potential weaknesses that deserve management's close attention.  If left uncorrected, these potential weaknesses may result in the deterioration of the repayment prospects for the asset or the Company's credit position at some future date.  Watch/Special Mention loans are not adversely classified and do not expose an institution to sufficient risk to warrant adverse classification.

Substandard – A Substandard loan is inadequately protected by the current sound worth and paying capacity of the obligor or of the collateral pledged, if any.  Loans so classified must have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They are characterized by the distinct possibility that the Company will sustain some loss if the deficiencies are not corrected.

(continued)

GATEWAY FINANCIAL HOLDINGS OF FLORIDA, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements (Unaudited), Continued

(3) Loans, Continued

Doubtful – A loan classified Doubtful has all the weaknesses inherent in one classified Substandard with the added characteristics that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions, and values, highly questionable and improbable.

Loss – A loan classified Loss is considered uncollectible and of such little value that continuance as a bankable asset is not warranted.  This classification does not mean that the asset has absolutely no recovery or salvage value, but rather it is not practical or desirable to defer writing off this basically worthless asset even though partial recovery may be affected in the future.

Age analysis of past-due loans is as follows (in thousands):

	Accruing Loans
	30-59	60-89		90 Days or Total
	Days	Days		Greater Past		Nonaccrual	Total
	Past Due	Past Due	Past Due	Due	Current	Loans	Loans
At September 30, 2016:
Commercial real estate	$-	-	-	-	333,720	-	333,720
Construction and land	-	-	-	-	39,763	-	39,763
Commercial and industrial	-	-	-	-	57,457	-	57,457
Residential real estate	-	-	-	-	71,342	-	71,342
Home equity and other	-	-	-	-	39,265	255	39,520
Total	$-	-	-	-	541,547	255	541,802
At December 31, 2015:
Commercial real estate	59	-	-	59	283,113	1,203	284,375
Construction and land	-	-	-	-	39,638	50	39,688
Commercial and industrial	-	148	-	148	54,950	-	55,098
Residential real estate	-	-	-	-	60,462	-	60,462
Home equity and other	-	49	-	49	35,633	349	36,031
Total	$59	197	-	256	473,796	1,602	475,654

The following summarizes the amount of impaired loans (in thousands):

	With No Related
	Allowance Recorded		With an Allowance Recorded				Total
		Unpaid		Unpaid			Unpaid
	Recorded	Principal	Recorded	Principal	Related	Recorded	Principal	Related
	Investment	Balance	Investment	Balance	Allowance	Investment	Balance	Allowance
At September 30, 2016:
Commercial real estate	$1,479	1,479	3,678	3,678	87	5,157	5,157	87
Commercial and industrial	-	-	319	319	46	319	319	46
Home equity and other	30	30	225	225	96	255	255	96
	$1,509	1,509	4,222	4,222	229	5,731	5,731	229

(continued)

GATEWAY FINANCIAL HOLDINGS OF FLORIDA, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements (Unaudited), Continued

(3) Loans, Continued

	With No Related
	Allowance Recorded		With an Allowance Recorded			Total
		Unpaid		Unpaid			Unpaid
	Recorded	Principal	Recorded	Principal	Related	Recorded	Principal	Related
	Investment	Balance	Investment	Balance	Allowance	Investment	Balance	Allowance
At December 31, 2015:
Commercial real estate	$3,694	3,922	5,658	5,658	278	9,352	9,580	278
Construction and land	50	1,526	630	630	50	680	2,156	50
Commercial and industrial	236	236	359	359	55	595	595	55
Home equity and other	28	28	321	321	192	349	349	192
	$4,008	5,712	6,968	6,968	575	10,976	12,680	575

The average net investment in impaired loans and interest income recognized and received on impaired loans are as follows (in thousands):

	Average	Interest	Interest
	Recorded	Income	Income
	Investment	Recognized	Received
Nine Months Ended September 30, 2016:
Commercial real estate	$5,215	63	68
Commercial and industrial	320	4	5
Home equity and other	258	-	-
	$5,793	67	73
Nine Months Ended September 30, 2015:
Commercial real estate	10,577	313	310
Construction and land	758	23	23
Commercial and industrial	521	16	18
Home equity and other	367	-	-
	$12,223	352	351

There were no troubled debt restructurings entered into during the nine months ended September 30, 2016 and 2015.

(continued)

GATEWAY FINANCIAL HOLDINGS OF FLORIDA, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements (Unaudited), Continued

(4) Off-Balance-Sheet Financial Instruments

The Company is a party to financial instruments with off‑balance‑sheet risk in the normal course of business to meet the financing needs of its customers.  These financial instruments are unused lines of credit and undisbursed loans in process, standby letters of credit and commitments to extend credit and may involve, to varying degrees, elements of credit risk in excess of the amount recognized in the consolidated balance sheet. The contract amounts of these instruments reflect the extent of involvement the Company has in these financial instruments.

The Company's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for unused lines of credit and undisbursed loans in process is represented by the contractual amount of those instruments.  The Company uses the same credit policies in making commitments as it does for on‑balance‑sheet instruments.

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract.  Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee.  Since some of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.  The Company evaluates each customer's credit worthiness on a case‑by‑case basis.  The amount of collateral obtained if deemed necessary by the Company upon extension of credit is based on management's credit evaluation of the counterparty.

Standby letters-of-credit are conditional lending commitments issued by the Company to guarantee the performance of a customer to a third party and to support private borrowings arrangements. Essentially all letters of credit issued have expiration dates within one year.  The credit risk involved in issuing letters-of-credit is essentially the same as that involved in extending credit. The Company may hold collateral supporting those commitments.

Commitments to extend credit, unused lines of credit and undisbursed loans in process and standby letters of credit typically result in loans with a market interest rate when funded.

A summary of the amounts of the Company's financial instruments with off-balance-sheet risk at September 30, 2016 follows (in thousands):

Contract
Amount
Unused lines of credit and undisbursed loans in process	$54,958
Standby letters of credit	$527
Commitments to extend credit	$30,739

(continued)

GATEWAY FINANCIAL HOLDINGS OF FLORIDA, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements (Unaudited), Continued

(5) Derivative Financial Instruments

Interest-Rate Risk Management-Expected Cash Flow Hedging Instruments.  The information pertaining to outstanding interest-rate cap agreement used to hedge various interest rate exposures of expected Federal Home Loan Bank advances is as follows ($ in thousands):

	At September 30,	At December 31,
	2016	2015
	(Unaudited)
Notional amount	$10,000	10,000
Cap rate	4.07%	4.07%
Maturity in years	7.0	7.7
Current balance	$40	128
Unrealized loss relating to interest-rate cap	$(742)	(657)

The agreement provides for the Company to receive payments equal to the difference between three month LIBOR and the cap rate (if positive) starting September 6, 2016 and ending September 6, 2023.

The information pertaining to outstanding fair value hedging instruments is as follows ($ in thousands):

	At September 30,	At December 31,
	2016	2015
	(Unaudited)
Notional amount-interest rate swaps	$1,262	1,293
Weighted-average pay rate-interest rate swaps	5.68%	5.68%
Weighted-average receive rate-interest rate swaps	0.46%	3.21%
Weighted-average maturity in years-interest rate swaps	7.5years	8.3 years
Net interest paid during year	$21	32
Net realized fair value adjustments on hedged loans	$102	64
Net realized fair value adjustments on fair value hedges/swap	$(117)	(77)

The agreement provides for the Company to receive payments at a variable-rate determined by a specified index (one month LIBOR) in exchange for making payments at a fixed-rate.

(continued)

GATEWAY FINANCIAL HOLDINGS OF FLORIDA, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements (Unaudited), Continued

(6) Fair Value of Financial Instruments

The estimated fair values of the Company's financial instruments are as follows (in thousands):

	At September 30,		At December 31,
	2016		2015
	Carrying	Fair	Carrying	Fair
	Amount	Value	Amount	Value
	(Unaudited)
Financial assets:
Cash and cash equivalents	$46,088	46,088	18,690	18,690
Interest-bearing time deposits	24,538	25,084	29,995	30,392
Securities available for sale	220,030	220,030	182,811	182,811
Securities held to maturity	-	-	19,498	21,233
Loans	535,325	544,504	470,259	472,922
Federal Home Loan Bank stock	3,583	3,583	1,970	1,970
Accrued interest receivable	2,378	2,378	2,604	2,604
Derivative assets	40	40	128	128
Financial liabilities:
Deposits	721,265	679,531	661,804	649,957
Federal Home Loan Bank advances	67,750	67,939	30,500	30,693
Derivative liabilities	117	117	77	77

(continued)

GATEWAY FINANCIAL HOLDINGS OF FLORIDA, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements (Unaudited), Continued

(7) Fair Value Measurements

Assets and liabilities measured at fair value on a recurring basis are summarized below (in thousands):

		Fair Value Measurements at Reporting Date Using
	Fair Value	Quoted Prices In Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
As of September 30, 2016:
Assets:
Available for Sale:
U.S. Government agency mortgage-backed securities	$125,940	-	125,940	-
Other mortgage-backed securities	12,540	-	12,540	-
Municipal securities	70,581	-	70,581	-
Corporate bonds	3,066	-	3,066	-
U.S. Government agencies	7,903	-	7,903	-
	$220,030	-	220,030	-
Derivative assets	$40	-	40	-

Liabilities-
Derivative liabilities	$117	-	117	-

As of December 31, 2015:
Assets:
Available for Sale:
U.S. Government agency mortgage-backed securities	106,884	-	106,884	-
Municipal securities	64,482	-	64,482	-
Corporate bonds	2,979	-	2,979	-
U.S. Government agencies	8,466	-	8,466	-
	$182,811	-	182,811	-
Derivative assets	$128	-	128	-

Liabilities-
Derivative liabilities	$77	-	77	-

During the nine months ended September 30, 2016 and 2015, no asset or liabilities were transferred in or out of Level 1, Level 2 or Level 3.

(continued)

GATEWAY FINANCIAL HOLDINGS OF FLORIDA, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements (Unaudited), Continued

(7) Fair Value Measurements, Continued

Assets measured at fair value on a nonrecurring basis are summarized below (in thousands):

						Losses
	At Year End					Recorded
	Fair				Total	During the
	Value	Level 1	Level 2	Level 3	Losses	Year
September 30, 2016:
Foreclosed real estate	$1,781	-	-	1,781	2,450	-

December 31, 2015:
Commercial real estate	4,593	-	-	4,593	620	56
Construction and land	50	-	-	50	1,476	-
Commercial and industrial	236	-	-	236	-	-
Home equity and other	157	-	-	157	122	(1)
Total	$5,036	-	-	5,036	2,218	55
Foreclosed real estate	$881	-	-	881	2,450	161

(8) Regulatory Matters

The Bank is subject to various regulatory capital requirements administered by the banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company's and the Bank's financial statements.  Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off‑balance‑sheet items as calculated under regulatory accounting practices.  The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Effective January 1, 2015, the Bank became subject to the new Basel III capital level threshold requirements under the Prompt Corrective Action regulations with full compliance with all of the final rule's requirements phased in over a multi-year schedule. These new regulations, which include a new Common equity Tier 1 ratio and an increase to the minimum ratio for Tier 1 capital, were designed to ensure that banks maintain strong capital positions even in the event of severe economic downturns or unforeseen losses.

Changes that could affect the Bank going forward include additional constraints on the inclusion of deferred tax assets in regulatory capital and increased risk weightings for nonperforming loans and acquisition/development loans in regulatory capital. Under the new regulations in the first quarter of 2015, the Bank elected an irreversible one-time opt-out to exclude accumulated other comprehensive loss from regulatory capital.

(continued)

GATEWAY FINANCIAL HOLDINGS OF FLORIDA, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements (Unaudited), Continued

(8) Regulatory Matters, Continued

Quantitative measures established by regulation to ensure capital adequacy require the Bank and to maintain minimum amounts and percentages (set forth in the table below) of Common equity Tier 1 capital, Tier I capital and Total capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined).  Management believes, as of September 30, 2016, that the Bank meets all capital adequacy requirements to which they are subject ($ in thousands):

					Minimum
					To Be Well-
					Capitalized Under
			For Capital Adequacy		Prompt Corrective
	Actual		Purposes:		Action Provisions:
	Amount	%	Amount	%	Amount	%
As of September 30, 2016:
Common equity tier 1 capital ratio:
Holding Company (consolidated)	$79,601	12.99%	$27,575	4.50%	N/A	N/A
GBFL	28,126	15.48	8,175	4.50	$11,810	6.50%
GBCFL	23,410	11.29	9,330	4.50	13,475	6.50
GBSWFL	26,318	11.96	9,900	4.50	14,300	6.50
Tier I Capital to Risk-Weighted Assets:
Holding Company (consolidated)	81,516	13.30	36,775	6.00	N/A	N/A
GBFL	28,126	15.48	10,900	6.00	14,535	8.00
GBCFL	23,410	11.29	12,440	6.00	16,590	8.00
GBSWFL	26,318	11.96	13,200	6.00	17,600	8.00
Total Capital to Risk- Weighted Assets:
Holding Company (consolidated)	88,020	14.36	49,035	8.00	N/A	N/A
GBFL	30,407	16.73	14,540	8.00	18,175	10.00
GBCFL	25,690	12.39	16,590	8.00	20,735	10.00
GBSWFL	28,261	12.85	17,595	8.00	21,990	10.00
Tier I Capital to Total Assets:
Holding Company (consolidated)	81,516	9.28	35,135	4.00	N/A	N/A
GBFL	28,126	9.47	11,880	4.00	14,850	5.00
GBCFL	23,410	8.61	10,875	4.00	13,595	5.00
GBSWFL	26,318	9.04	11,645	4.00	14,555	5.00

(continued)

GATEWAY FINANCIAL HOLDINGS OF FLORIDA, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements (Unaudited), Continued

(8)  Regulatory Matters, Continued

					Minimum
					To Be Well-
					Capitalized Under
			For Capital Adequacy		Prompt Corrective
	Actual		Purposes:		Action Provisions:
	Amount	%	Amount	%	Amount	%
As of December 31, 2015:
Common equity tier 1 capital ratio:
Holding Company (consolidated)	$74,342	13.83%	$24,190	4.50%	N/A	N/A
GBFL	27,316	18.69	6,578	4.50	$9,502	6.50%
GBCFL	21,603	11.21	8,674	4.50	12,530	6.50
GBSWFL	24,204	11.95	9,114	4.50	13,164	6.50
Tier I Capital to Risk-Weighted Assets:
Holding Company (consolidated)	74,342	13.83	32,253	6.00	N/A	N/A
GBFL	27,316	18.69	8,771	6.00	11,694	8.00
GBCFL	21,603	11.21	11,566	6.00	15,421	8.00
GBSWFL	24,204	11.95	12,152	6.00	16,202	8.00
Total Capital to Risk-Weighted Assets:
Holding Company (consolidated)	80,116	14.90	43,004	8.00	N/A	N/A
GBFL	29,144	19.94	11,694	8.00	14,618	10.00
GBCFL	23,724	12.31	15,421	8.00	19,276	10.00
GBSWFL	25,919	12.80	16,202	8.00	20,253	10.00
Tier I Capital to Total Assets:
Holding Company (consolidated)	74,342	9.74	30,518	4.00	N/A	N/A
GBFL	27,316	11.71	9,328	4.00	11,660	5.00
GBCFL	21,603	8.53	10,134	4.00	12,667	5.00
GBSWFL	24,204	9.38	10,326	4.00	12,907	5.00

(9) Stock Compensation Plans

Officers and Employee Plan.  The Company has established a stock option plan for officers and employees of the Company. Under the plan, the total number of options which may be granted to purchase common stock is 534,770.  At September 30, 2016, 18,210 options remain available for grant under the officers and employees' plan.  The officers and employees' options vest over six years with one third vesting in years four, five and six.

(continued)

GATEWAY FINANCIAL HOLDINGS OF FLORIDA, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements (Unaudited), Continued

(9) Stock Compensation Plans, Continued

A summary of the activity in the Company's officers and employee stock option plan is as follows:

			Weighted-
		Weighted-	Average
		Average	Remaining
	Number of	Exercise	Contractual
	Options	Price	Term
Outstanding at December 31, 2014	501,852	$10.82
Granted	27,500	11.36
Forfeited	(19,742)	10.73
Outstanding at December 31, 2015	509,610	10.85
Granted	11,875	11.88
Forfeited	(4,925)	11.60
Outstanding at September 30, 2016	516,560	$10.90	5.26 years
Exercisable at September 30, 2016	370,059	$11.05	3.47 years

Directors Plan.  The Company has established a stock option plan for directors of the Company. Under the plan, the total number of options which may be granted to purchase common stock is 727,662.  At September 30, 2016, 6,025 options remain available for grant under the directors' plan.  The directors' options vest over four years with one fourth vesting in years one, two, three and four.

A summary of the activity in the Company's director stock option plan is as follows:

			Weighted-
		Weighted-	Average
		Average	Remaining
	Number of	Exercise	Contractual
	Options	Price	Term
Outstanding at December 31, 2014	697,648	$10.63
Granted	20,989	11.36
Outstanding at December 31, 2015	718,637	10.65
Granted	3,000	11.88
Outstanding at September 30, 2016	721,637	$10.66	4.43 years
Exercisable at September 30, 2016	702,895	$10.64	4.17 years

(continued)

GATEWAY FINANCIAL HOLDINGS OF FLORIDA, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements (Unaudited), Continued

(9) Stock Compensation Plans, Continued

At September 30, 2016, there was $285,000 of total unrecognized compensation expense related to nonvested share-based compensation arrangements granted under all plans. The cost is expected to be recognized over a weighted-average period of 27.86 months. The total fair value of shares vesting and recognized as compensation expense during the nine months ended September 30, 2016 and 2015 was $35,000 and $53,000, respectively and the associated income tax benefit recognized was $2,000 and $6,000 for the periods then ended.

The fair value of each option granted was estimated on the date of grant using the Black-Scholes option-pricing model for all plans with the following assumptions:

	Nine Months Ended
	September 30,
	2016	2015
Weighted-average risk-free interest rate	1.63%	1.88%
Expected dividend yield	-%	-%
Expected stock volatility	7.86%	9.44%
Expected weighted-average expected life in years	6.7	6.5
Per share weighted-average grant-date fair value of options issued during the period	$1.28	1.77

The Company used the guidance in Staff Accounting Bulletin No. 107 issued by the Securities and Exchange Commission to determine the estimated life of options issued.  Expected volatility is based on historical volatility of similar peer banks' common stock.  The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of grant.  The expected dividend yield assumption is based on the Company's expectation of dividend payments.

(continued)

GATEWAY FINANCIAL HOLDINGS OF FLORIDA, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements (Unaudited), Continued

(10)  Earnings Per Share ("EPS")

Earnings per share has been computed on the basis of the weighted-average number of shares of common stock outstanding and the outstanding Class A preferred stock has been included based on these converted method. Outstanding stock options are considered dilutive securities for purposes of calculating diluted EPS which was computed using the treasury stock method (dollars in thousands, except per share amounts):

	2016			2015
		Weighted-	Per		Weighted-	Per
		Average	Share		Average	Share
Nine Months Ended September 30:	Earnings	Shares	Amount	Earnings	Shares	Amount
Basic EPS:
Net earnings applicable to common shareholders	$4,391	6,363,075	$0.69	$2,945	6,363,075	$0.46
Effect of dilutive securities-
Incremental shares from assumed conversion of options		173,394			148,094
Diluted EPS:
Net earnings applicable to common shareholders	$4,391	6,536,469	$0.67	$2,945	6,511,169	$0.45